                                   EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Clyde R. Moore, Jerry Kronenberg and Fred R. Jones, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, to execute a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of Common Stock of Thomas & Betts Corporation in an aggregate amount up to 784,156 shares of Common Stock in connection with the acquisition of all of the issued and outstanding shares of L. E. Mason Co. and any and all amendments to such Registration Statement whether filed prior or subsequent to the time such Registration Statement becomes effective, including amendments and any post-effective amendments to such Registration Statement for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue of these presents.


Signature                                   Capacity                             Date
----------                                  --------                             -----


/s/ Clyde R. Moore
----------------------------    President, Chief Executive Officer and          September 1, 1999
Clyde R. Moore                  Director (Principal Executive Officer)


/s/ Fred R. Jones
----------------------------    Vice President - Chief Financial Officer        September 1, 1999
Fred R. Jones                   (Principal Financial and
                                Principal Accounting Officer)


/s/ Ernest H. Drew
----------------------------    Director                                        September 1, 1999
Ernest H. Drew


/s/ T. Kevin Dunnigan
----------------------------    Chairman of the Board                           September 1, 1999
T. Kevin Dunnigan               and Director


/s/ Jeananne K. Hauswald
----------------------------    Director                                        September 1, 1999
Jeananne K. Hauswald


/s/ Ronald B. Kalich, Sr.
----------------------------    Director                                        September 1, 1999
Ronald B. Kalich, Sr.


Signature                        Capacity                          Date
----------                       --------                          -----

/s/ Robert A. Kenkel
----------------------------     Director                          September 1, 1999
Robert A. Kenkel


/s/ Kenneth R. Masterson
----------------------------     Director                          September 1, 1999
Kenneth R. Masterson


----------------------------     Director
Thomas C. McDermott


/s/ Jean-Paul Richard
----------------------------     Director                          September 1, 1999
Jean-Paul Richard


----------------------------     Director
Jerre L. Stead


----------------------------     Director
William H. Waltrip

                                           26